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                                                                      EXHIBIT 21


                               C-TEC CORPORATION
                              LIST OF SUBSIDIARIES

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
                                                        STATE OF     PERCENT
                        NAME                          INCORPORATION   OWNED
                        ----                          -------------  -------
C-TEC Cellular Centre County, Inc. .................       PA        100%
C-TEC Cable Systems, Inc. ..........................       DE        100%
C-TEC Cable Systems of Michigan, Inc. ..............       PA        100%
ComVideo Systems, Inc. .............................       PA        100%
C-TEC Cable Systems of New York, Inc. ..............       PA        100%
C-TEC Cable Systems of Pennsylvania, Inc. ..........       PA        100%
C-TEC Cable Systems Services, Inc. .................       PA        100%
C-TEC Cable University Systems, Inc. ...............       DE        100%
Mercom, Inc. .......................................       DE        61.92%
RCN Telecom Services of New York, Inc. .............       NY        100%
RCN Telecom Services of Pennsylvania, Inc. .........       PA        100%
RCN Telecom Services of New Jersey, Inc. ...........       NJ        100%
RCN Telecom Services of Michigan, Inc. .............       MI        100%
Homelink Limited Partnership .......................       NJ        80.355%
Commonwealth Telephone Co. .........................       PA        100%
Mobile Plus, Inc. ..................................       DE        100%
Mobilfone, Inc. ....................................       PA        100%
Mobile Plus Services, Inc. .........................       PA        100%
SRHC, Inc. .........................................       PA        100%
Commonwealth Communications, Inc. ..................       PA        100%
Commonwealth Long Distance Company .................       PA        100%
TMH, Inc. ..........................................       DE        100%
TEC Air, Inc. ......................................       DE        100%
C-TEC Services, Inc. ...............................       PA        100%
C-TEC Financial Services, Inc. .....................       NV        100%
C-TEC Cable Holdings, Inc. .........................       DE        100%
C-TEC Fiber Systems of NJ, Inc. ....................       NJ        100%
C-TEC International, Inc. ..........................       DE        100%
RCN Telecom Services, Inc. .........................       DE        100%
RCN Operating Services, Inc. .......................       NJ        100%
RCN Telecom Services of California, Inc. ...........       CA        100%
RCN Telecom Services of Washington, Inc. ...........       WA        100%
RCN Telecom Services of Massachusetts, Inc. ........       MA        100%
RCN Telecom Services of Illinois, Inc. .............       IL        100%
Mobile Plus of Pennsylvania, Inc. ..................       PA        100%
Fiberfone of New York, Inc. ........................       NY        100%
Fiberfone of Pennsylvania, Inc. ....................       PA        100%
Fiberfone of Michigan, Inc. ........................       MI        100%
Keystone Telecom Company ...........................       PA        100%
RCN Telecom Services of Virginia, Inc. .............       VA        100%
FNY Holding Company, Inc. ..........................       NY        100%
RCN Corporate Services, Inc. .......................       DE        100%
RCN Financial Services, Inc. .......................       DE        100%
RCN Corporation ....................................       DE        100%
RCN-BETG, L.L.C. ...................................       MA        51.00%
Commonwealth Telecom Services, Inc. ................       PA        100%
CTLD, Inc. .........................................       PA        100%
Freedom New York, L.L.C. ...........................       NY        80.10%
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